Exhibit 99.1

Orion Group Holdings Names Austin J. Shanfelter Interim Chief Executive Officer

Mark R. Stauffer to Step Down as President and CEO

Company Reaffirms Previously Stated Financial Guidance

HOUSTON – April 7, 2022 – Orion Group Holdings, Inc. (NYSE: ORN) (the “Company”), a leading specialty construction company, today announced that Austin J. Shanfelter, Chairman of the Board of Directors, has been named interim Chief Executive Officer. Mark R. Stauffer has stepped down as President and CEO, and as a member of the Board, and will serve as an advisor to the Company. Richard L. Daerr, Jr., a current Board member, has been appointed Lead Independent Director, and will not retire at the Company’s 2022 annual meeting of stockholders as previously announced. All appointments are effective immediately.

The Company has retained a leading executive search firm and will initiate a search to identify a permanent CEO.

“On behalf of the entire Board, I want to thank Mark for his valuable contributions and years of service to Orion,” said Mr. Shanfelter. “Since joining the Company in 1999, Mark has been a driving force in positioning Orion for long-term success as the premier specialty contractor in the infrastructure, building and industrial sectors. We wish him all the best in his future endeavors.”

Mr. Shanfelter continued, “I am honored to take on the role of interim CEO and look forward to continuing to work with the talented Board and entire Orion team. Orion is well positioned for 2022 and we remain confident in our previously stated financial guidance for the year of adjusted EBTIDA in the mid-$30 million range. I have tremendous confidence in our business and am optimistic about the opportunities ahead.”

Mr. Stauffer said, “It has been a privilege to lead Orion and this exceptional team. I am proud of all that we have achieved together and confident that the Company is well positioned for the future. I look forward to working with Austin and the team as an advisor to ensure a smooth transition.”

About Orion Group Holdings, Inc.

Orion Group Holdings, Inc., a leading specialty construction company serving the infrastructure, industrial and building sectors, provides services both on and off the water in the continental United States, Alaska, Canada and the Caribbean Basin through its marine segment and its concrete segment. The Company’s marine segment provides construction and dredging services relating to marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging of waterways, channels and ports, environmental dredging, design, and specialty services. Its concrete segment provides turnkey concrete construction services including pour and finish, dirt work, layout, forming, rebar, and mesh across the light commercial, structural and other associated business areas. The Company is headquartered in Houston, Texas with regional offices throughout its operating areas.

Forward-Looking Statements

Exhibit 99.1

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the provisions of which the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as 'believes', 'expects', 'may', 'will', 'could', 'should', 'seeks', 'approximately', 'intends', 'plans', 'estimates', or 'anticipates', or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, outlook, assumptions, or goals. In particular, statements regarding future operations or results, including those set forth in this press release and any other statement, express or implied, concerning future operating results or the future generation of or ability to generate revenues, income, net income, profit, EBITDA, EBITDA margin, or cash flow, including to service debt, and including any estimates, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward looking statements also include estimated project start date, anticipated revenues, and contract options which may or may not be awarded in the future. Forward looking statements involve risks, including those associated with the Company's fixed price contracts that impacts profits, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, levels and predictability of government funding or other governmental budgetary constraints and any potential contract options which may or may not be awarded in the future, and are the sole discretion of award by the customer. Past performance is not necessarily an indicator of future results. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company's plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise.

Contacts

Orion Group Holdings Inc.

Francis Okoniewski, Vice President Investor Relations

(346) 616-4138

fokoniewski@orn.net

www.oriongroupholdingsinc.com